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                                                                   EXHIBIT 10.34


                            FIFTH AMENDMENT TO LEASE
                            ------------------------
                       (Deletion of Portion of Premises)


     THIS FIFTH AMENDMENT TO LEASE ("Amendment") is executed as of June ___, 1999, between BAY COLONY CORPORATE CENTER LLC, a Delaware limited liability company ("Landlord"), and LEASECOMM CORPORATION, a Massachusetts corporation, and MICROFINANCIAL, INC., a Massachusetts corporation (collectively "Tenant"), jointly and severally.

                                    RECITALS
                                    --------


         A. Reference is made to that certain lease between Desmond Taljaard and Howard Friedman, Trustees of London & Leeds NDAI Bay Colony II Realty Trust ("Original Landlord"), as landlord, and LeaseComm Corporation and Boyle Leasing Technologies, Inc., a Massachusetts corporation ("Boyle Leasing"), jointly and severally (collectively, "Original Tenant"), as tenant, dated April 14, 1994, pursuant to which Original Tenant leased from Original Landlord certain premises on the fourth (4th) floor of the building located at 950 Winter Street, Waltham, Massachusetts (the "Building"). The lease was amended by (i) an Amendment to Lease between Original Landlord and Original Tenant, dated as of November 1984, pursuant to which certain additional premises on the fourth (4th) floor of the Building were added to the premises under the lease, (ii) that certain Second Amendment to Lease between Original Landlord and Original Tenant, dated as of February 28, 1995, pursuant to which, among other matters, the rent payable with respect to the additional fourth (4th) floor premises was increased and the effective date for the increase in Basic Rent was postponed, (iii) that certain Third Amendment to Lease between Original Tenant and Shorenstein Management, Inc., as Trustee for SRI Two Realty Trust ("SMI") (as successor in interest to Original Landlord), dated as of April 17, 1996, pursuant to which certain additional premises on the second (2nd) floor of the Building were added to the premises under the lease (the "2nd Floor Premises"), and (iv) that certain Fourth Amendment to Lease between Landlord and Tenant, dated as of June 14, 1999 (the "Fourth Amendment"), pursuant to which, among other things, the lease term was extended for the portion of the fourth (4th) floor premises (the "4th Floor Premises"). The lease, as so amended, is referred to herein as the "Lease." Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

         B. The Lease term is currently scheduled to expire on July 31, 1999, with respect to the 2nd Floor Premises, and on July 31, 2004, with respect to the 4th Floor Premises. Landlord and Tenant presently desire to amend the Lease to accelerate the date on which the Lease will terminate with respect to the 2nd Floor Premises, upon and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         1. EARLY DELETION OF 2ND FLOOR PREMISES. The Term of the Lease with respect to the 2nd Floor Premises shall expire on June 16, 1999, instead of July 31, 1999. Accordingly, Paragraph 1.b. and Paragraph 2 of the Fourth Amendment are hereby deleted and replaced with the following:

          b. PREMISES REDUCED FOR EXTENDED TERM. The Term of the Lease with respect to that portion of the Premises located on the second (2nd) floor of the Building (referred to herein as the "2nd Floor Premises") shall expire on June 16, 1999. Accordingly, effective as of June 17, 1999, (i) the term "Premises" and the term "Leased Premises" shall refer only to the 4th Floor Premises, (ii) the terms "Size of Space" and "Tenant's Rentable Area" shall mean 21,656 rentable square feet, and (iii) Tenant's Tax and Operating Percentage, as set forth in Article I of the Lease, shall be 7.886%.


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          2.  RENT.

              a. BASE RENT. Commencing on June 17, 1999, the Basic Rent described in Article I and Section 3.1 of the Lease shall be the respective sums set forth as follows:

              Period                             Basic Rent
              ------                             ----------
     Rent June 17, 1999, through
     July 31, 2001.                              $55,944.67 per month

     August 1, 2001, through
     July 31, 2002.                              $57,749.33 per month

     August 1, 2002, through
     July 31, 2004.                              $59,554.00 per month

              b. REAL ESTATE TAXES AND OPERATING EXPENSES. Effective as of August 1, 1999, the Operating Expense Base described in Article I and
     Section 6.1 of the Lease shall be the Operating Expenses incurred on account of calendar year 1999, and the Tax Base described in Article I and
     Section 5.1 of the Lease shall be the Taxes incurred on account of the fiscal tax year ending June 30, 2000. Notwithstanding the provisions of Sections 5.1 and 6.2 of the Lease to the contrary, Tenant's Tax Excess and Tenant's Operating Expense Excess shall not be payable with respect to the period commencing on August 1, 1999, and ending on July 31, 2000.

              c. ELECTRICAL CHARGE. Effective as of June 17, 1999, the Tenant's Electrical Charge described in Article I and Section 3.1 of the Lease shall be the sum of One Thousand Seven Hundred Fourteen and 96/100 Dollars ($1,714.42) per month (which is $0.95 per rentable square foot per annum).

          2. TERMINATION FEE. In consideration for the early termination of the Lease with respect to the 2nd Floor Premises, Tenant shall pay Landlord the amount of Twenty-Three Thousand Two Hundred Seven and 16/100 Dollars ($23,207.16) as a termination fee, which amount shall be deemed rent payable under the Lease and shall be payable no later than July 1, 1999.

          3. AUTHORITY. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Amendment on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Amendment and to perform all Tenant's obligations under the Lease, as amended by this Amendment, and (d) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

          4. REAL ESTATE BROKERS. Tenant represents and warrants that it has negotiated this Amendment directly with Shorenstein Management, Inc. and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Amendment other than Fallon, Hines & O'Connor. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees and costs incurred in defending against the same, arising out of a breach or failure of the foregoing warranty and representation.

          5. NO OFFER. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or to amend the Lease, or an reservation of or option for lease or to amend the Lease, and is not effective as a lease amendment or otherwise until execution and delivery by both Landlord and Tenant.


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          6.  LEASE IN FULL FORCE AND EFFECT. Except as provided above, the
Lease is unmodified hereby and remains in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this document as of the date and year first above written.


Landlord:                                  Tenant:
BAY COLONY CORPORATE CENTER LLC,           LEASECOMM CORPORATION, a
a Delaware limited liability company       Massachusetts corporation

By: Shorenstein Realty Investors Two,
    L.P., a California limited
    partnership, Member

    By SRI Investors Two, L.P., a          By: _____________________________
       California limited
       partnership, General Partner        Name:____________________________

       By Shorenstein Management, Inc.,    Title:___________________________
          a California corporation,
          General Partner

          By_______________________        MICROFINANCIAL, INC., a
            Douglas W. Shorenstein         Massachusetts corporation
            President

                                           By:______________________________

                                           Name:____________________________

                                           Title:___________________________



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